Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 33-64821, 333-109867, 333115354, 333-115355 and 333-128492 on Form S-3 and Nos. 333-133596, 333-40560 and 333-101390 on Form S-8 of The Midland Company and subsidiaries of our reports dated March 7, 2007 relating to the consolidated financial statements and financial statement schedules of The Midland Company and subsidiaries (which includes an explanatory paragraph related to Statement of Financial Accounting Standards No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Benefit Plans – an amendment of FASB Statements No. 87, 88, 106, and 132(R), on December 31, 2006) and Statement of Financial Accounting Standards No. 123 (Revised 2004), Share-Based Payment, on January 1, 2005 and management’s report on the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K of The Midland Company and subsidiaries for the year ended December 31, 2006.

/s/ Deloitte & Touche LLP

Cincinnati, Ohio

March 7, 2007